Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Foundation Medicine, Inc. 2013 Stock Option and Incentive Plan of our report dated March 7, 2014, with respect to the consolidated financial statements of Foundation Medicine, Inc., included in its Annual Report (Form 10-K) for the year ended December 31, 2013, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Boston, Massachusetts
March 7, 2014